                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): April 12, 2002


                               The LTV Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                       1-4368                 75-1070950
--------------------------------------------------------------------------------
(State or other Jurisdiction      (Commission File No.)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)

6801 Brecksville Road
Independence, Ohio                                               44131
--------------------------------------------------------------------------------
(Address of Principal                                          (Zip Code)
 Executive Offices)

Registrant's telephone number, including area code:     (216) 642-7100
                                                   -----------------------------


                               200 Public Square
                             Cleveland, Ohio 44114
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         On December 7, 2001, the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Court") entered an order (the "APP Order") authorizing LTV Steel Company, Inc., a wholly owned subsidiary of The LTV Corporation, and its affiliated debtors (collectively, the "Debtors") to implement an asset protection plan (the "APP") for the safe and orderly cessation and winddown of their integrated steel business over a nine-month period (the "APP Period"). Pursuant to the APP Order, the Debtors hot-idled their primary integrated steel facilities in December 2001 and ceased producing steel.

         By order dated February 28, 2002, the Court approved the sale of substantially all of the Debtors' integrated steel assets to WLR Acquisition Corp. n/k/a International Steel Group Inc. ("ISG") for a purchase price of approximately $80 million (a portion of which will be allocated to the purchase of the assets of certain non-debtor railroads), plus the assumption of certain environmental and other obligations pursuant to an Asset Purchase Agreement, dated as of February 26, 2002, by and among WLR Acquisition Corp. and LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, Cuyahoga Valley Railway (the "Agreement"), as amended, which Agreement and amendment are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference. Pursuant to the Agreement, as amended, ISG will also purchase inventories which are located at the integrated steel facilities for approximately $52 million.

         The sale of the Debtors' integrated steel assets to ISG closed on April 12, 2002. A second closing related to the purchase of the inventory by ISG and the nondebtor railroads is expected to close in May 2002.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (b) Pro Forma Financial Information. The book value of the assets disposed of pursuant to the Agreement, as amended, was approximately $2.0 billion. Although the transaction required to be described in answer to Item 2 above involved the disposition of a significant amount of assets, otherwise than in the ordinary course of business of The LTV Corporation, pro forma financial information will not be provided. As previously announced, The LTV Corporation is in the process of completing a liquidation of its assets pursuant to the APP Order, and the value obtained from such liquidation, including the sale of the Debtors' integrated steel assets and related inventory to ISG, will not be sufficient to provide any recovery for common stockholders. It is the opinion of The LTV Corporation that shares of its common stock are worthless.
Therefore, pro forma financial information is not meaningful.

         (c) Exhibits.


Exhibit Number                      Exhibit
--------------                      -------

2.1 Asset Purchase Agreement, dated as of February 26, 2002, by and among WLR Acquisition Corp. and LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, Cuyahoga Valley Railway

                     The LTV Corporation agrees to file supplementally a copy of any omitted schedule to the Commission upon request.

2.2 Amendment, dated as of April 11, 2002, to Asset Purchase Agreement dated as of February 26, 2002, by and among LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, Cuyahoga Valley Railway, and International Group Inc. (formerly WLR Acquisition Corp.)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             The LTV Corporation
                                                (Registrant)

Date:  April 29, 2002                        By: /s/ Glenn J. Moran
                                                --------------------------------
                                                Glenn J. Moran
                                                Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit Number                      Exhibit
--------------                      -------

2.1 Asset Purchase Agreement, dated as of February 26, 2002, by and among WLR Acquisition Corp. and LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, Cuyahoga Valley Railway

                          The LTV Corporation agrees to file supplementally a copy of any omitted schedule to the Commission upon request.

2.2 Amendment, dated as of April 11, 2002, to Asset Purchase Agreement dated as of February 26, 2002, by and among LTV Steel Company, Inc., The River Terminal Railway Company, The Chicago Short Line Railway Company, Cuyahoga Valley Railway, and International Group Inc. (formerly WLR Acquisition Corp.)